                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE


                            ARKANSAS BEST CORPORATION
                        ANNOUNCES SECOND QUARTER RESULTS;
                     ABF(R)'S OPERATING INCOME INCREASES 17%

         (Fort Smith, Arkansas, July 18, 2003) -- Arkansas Best Corporation (Nasdaq: ABFS) today announced second quarter 2003 net income of $15.2 million, or $0.60 per diluted common share. For the second quarter of 2002, net income was $6.5 million, or $0.26 per diluted common share. This year's second quarter net income includes a $12.1 million pre-tax gain ($8.4 million after-tax, or $0.33 per diluted common share) on the sale of its 19% interest in Wingfoot Commercial Tire Systems, LLC and a $1.2 million charge ($0.03 per diluted common share) related to the company's interest rate swap. Arkansas Best's revenue, during the second quarter of 2003, was $377.9 million.

ABF FREIGHT SYSTEM, INC.(R)

         ABF Freight System, the company's largest subsidiary, had second quarter 2003 revenues of $337.2 million, a per-day increase of 9.4% compared to second quarter 2002 revenue of $308.1 million. Billed LTL revenue per hundredweight, including fuel surcharge, was $23.49, an increase of 7.6% over last year's second quarter figure of $21.83. Billed LTL revenue per hundredweight, excluding fuel surcharge, was $22.71, an increase of 6.1% over last year's second quarter figure of $21.41. Approximately one-half of the yield increase, net of fuel surcharge, was a result of changes in the profile of additional freight hauled since September 2002. "Despite the lack of meaningful changes in the soft economy, we continue to be encouraged by the pricing environment," said Robert A. Young III, Arkansas Best President and Chief Executive Officer. "ABF's increases on contracts and deferred pricing agreements have been favorable by historical standards and the prospects for retention of the July 14 general rate increase are good."

         ABF's second quarter LTL tonnage per day increased 2.0% compared to the same period last year. This increase is generally what we would expect, given normal, seasonal trends from the first quarter to the second quarter. "ABF remains focused on individual account profitability when evaluating new business opportunities and when reviewing freight being handled for existing customers," said Mr. Young.

         ABF's second quarter 2003 operating ratio of 95.7% was adversely affected by increased non-union health, pension and other fringe costs. "ABF experienced increases in the severity of large, non-union medical claims compared to last year. Non-union pension costs increased due to lower interest rates and market losses occurring in previous years," said Mr. Young. "The increase in these costs over the second quarter of 2002 added approximately one percentage point to ABF's second quarter 2003 operating ratio."

         "Productivity measures at ABF were very near levels for the same period last year despite additional shipment handling associated with ABF's transit time improvements and premium services provided at pickup and delivery," said Mr. Young. "These measures did show improvement over the first quarter of this year."

         "To grow, ABF will continue to emphasize expense control in order to hold down customer costs while providing shippers with value-added services. ABF will continue to develop niche markets that provide compensatory prices and reasonable profit margins," said Mr. Young. "ABF will continue to improve shipment transit times within its traditional markets. For example, ABF has reduced shipment transit times on two-thirds of its lanes during the last few years and further improvements are underway. ABF is actively exploring opportunities to be more effective in shorter-haul lanes by utilizing provisions in the new labor contract for flexible, premium service employees.

         "Last week, Yellow Corporation announced that it had entered into a definitive agreement to acquire Roadway Corporation. This development will have a significant impact on the long-haul, LTL industry," said Mr. Young. "The combining of these two competitors could, over time, result in opportunities for additional business for ABF and improved pricing due to eventual reductions in industry capacity."

CLIPPER

         For the second quarter of 2003, Clipper had revenues of $33.0 million compared to $30.4 million in the second quarter of 2002, an increase of 8.6%. Clipper's second quarter 2003 operating ratio was 97.8% versus 97.3% during the same period last year. "In the second quarter, Clipper experienced increases in its dry freight, full-load business with significant improvements in the revenues and margins of its intermodal division. At Clipper's temperature-controlled division, revenues and profits were below expectations due to a lack of produce moving off the West Coast and some decline in demand from East Coast consumers," said Mr. Young. "Clipper anticipates that much of the produce normally hauled in the second quarter will be handled in the third quarter this year, as an unusually wet spring caused many crops to be replanted."

COMMON STOCK PURCHASE

         During the second quarter of 2003, Arkansas Best made open market purchases, totaling 100,000 shares, of its common stock. The total purchase price for these transactions was $2.5 million. This was a part of Arkansas Best's previously announced program to repurchase up to a maximum of $25 million of its common stock. These common shares were added to the company's treasury stock.

         In total, as a part of Arkansas Best's stock repurchase program, the company has purchased 200,000 shares, totaling $4.8 million, during 2003.

PENSION STATUS

         Arkansas Best Corporation has revised its 2003 pension expense estimate to $11.1 million, including $9.6 million for ABF. This compares to its previous pension expense estimate of $10.0 million. At the end of 2002, Arkansas Best's pension plan assets were $127.4 million, which exceeded plan accumulated benefit obligations by $6.8 million. During the second quarter of 2003, Arkansas Best made $15.0 million of tax-deductible contributions, further improving the plan's funded status.

CREDIT RATINGS IMPROVEMENT

         On May 28, Standard & Poor's upgraded Arkansas Best's corporate credit rating to BBB+ from BBB. The upgrade represents a rise to a higher investment grade rating. In its press release announcing these changes, Standard & Poor's stated that the rating upgrade was driven by "the company's strong operating results and decreasing debt levels, which support solid credit measures, despite the continued weak economic environment."

RUSSELL 2000(R) INDEX

         On July 9, the Frank Russell Company announced that for the fourth year in a row, Arkansas Best will be included in the Russell 2000(R) Index. This index measures the performance of the smallest 2,000 securities included in the Russell 3000(R) Index, which measures the performance of the 3,000 largest U.S. companies based on total market capitalization. As described by the Frank Russell Company, the Russell 2000(R) Index is America's best-known benchmark of small-stock performance.

CONFERENCE CALL

         Arkansas Best Corporation will host a conference call with company executives to discuss the 2003 second quarter results. The call will be today, Friday, July 18, at 11:00 a.m. EDT. Interested parties are invited to listen by calling (877) 275-1257. Following the call, a recorded playback will be available through the end of July. To listen to the playback, dial (800) 642-1687. The conference call ID for the playback is 1361150. The conference call and playback can also be accessed, through Thursday, July 31, on Arkansas Best's Internet Web site at www.arkbest.com.

COMPANY DESCRIPTION

         Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of less-than-truckload ("LTL") general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation.

FORWARD-LOOKING STATEMENTS

         THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements contained in this press release that are not based on historical facts are "forward-looking statements." Terms such as "estimate," "forecast," "expect," "predict," "plan," "anticipate," "believe," "intend," "should," "would," "scheduled," and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best's subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims and employee wages and benefits; actual costs of continuing investments in technology, the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission ("SEC") public filings.

         The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                                          THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                                 JUNE 30                      JUNE 30
                                                                      ---------------------------   ---------------------------
                                                                          2003           2002           2003           2002
                                                                      ------------   ------------   ------------   ------------
                                                                           ($ THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
OPERATING REVENUES                                                    $    377,875   $    345,137   $    737,452   $    665,335

OPERATING EXPENSES AND COSTS                                               364,335        331,880        714,058        647,260
                                                                      ------------   ------------   ------------   ------------

OPERATING INCOME ................................................           13,540         13,257         23,394         18,075

OTHER INCOME (EXPENSE)
   Net gains on sales of property and other .....................                6             --              6             --
   Gain on sale - Wingfoot ......................................           12,060             --         12,060             --
   Fair value changes and payments on interest rate swap (1) ....           (1,245)            --        (10,281)            --
   Interest expense .............................................             (566)        (2,006)        (2,506)        (4,054)
   Other, net ...................................................             (192)          (207)          (304)          (512)
                                                                      ------------   ------------   ------------   ------------
                                                                            10,063         (2,213)        (1,025)        (4,566)
                                                                      ------------   ------------   ------------   ------------

INCOME BEFORE INCOME TAXES ......................................           23,603         11,044         22,369         13,509

FEDERAL AND STATE INCOME TAXES
   Current ......................................................            4,035          3,005          3,861         (1,984)
   Deferred .....................................................            4,378          1,545          4,052          7,550
                                                                      ------------   ------------   ------------   ------------
                                                                             8,413          4,550          7,913          5,566
                                                                      ------------   ------------   ------------   ------------

INCOME BEFORE CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE ...............................           15,190          6,494         14,456          7,943
                                                                      ------------   ------------   ------------   ------------

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, NET OF TAX BENEFITS OF $13,580 (2) ................               --             --             --        (23,935)
                                                                      ------------   ------------   ------------   ------------

NET INCOME (LOSS) FOR COMMON STOCKHOLDERS .......................     $     15,190   $      6,494   $     14,456   $    (15,992)
                                                                      ============   ============   ============   ============

NET INCOME (LOSS) PER COMMON SHARE
BASIC:
  Income before cumulative effect of change in accounting
     principle ..................................................     $       0.61   $       0.26   $       0.58   $       0.32
  Cumulative effect of change in accounting principle, net of
     tax ........................................................               --             --             --          (0.97)
                                                                      ------------   ------------   ------------   ------------
NET INCOME (LOSS) PER SHARE .....................................     $       0.61   $       0.26   $       0.58   $      (0.65)
                                                                      ------------   ------------   ------------   ------------

AVERAGE COMMON SHARES
   OUTSTANDING (BASIC): .........................................       24,796,726     24,760,978     24,866,803     24,673,329
                                                                      ============   ============   ============   ============

DILUTED:
  Income before cumulative effect of change in accounting
     principle ..................................................     $       0.60   $       0.26   $       0.57   $       0.32
  Cumulative effect of change in accounting principle, net of
     tax ........................................................               --             --             --          (0.95)
                                                                      ------------   ------------   ------------   ------------
NET INCOME (LOSS) PER SHARE .....................................     $       0.60   $       0.26   $       0.57   $      (0.63)
                                                                      ------------   ------------   ------------   ------------

AVERAGE COMMON SHARES
   OUTSTANDING (DILUTED) ........................................       25,262,013     25,311,665     25,332,358     25,324,727
                                                                      ============   ============   ============   ============

CASH DIVIDENDS PAID PER COMMON SHARE ............................     $       0.08   $         --   $       0.16   $         --
                                                                      ============   ============   ============   ============

(1) The second quarter 2003 includes the following pre-tax charges: $1.3 million in payments on the interest rate swap, a positive change in fair value of $414,000, and a $400,000 non-cash charge due to no longer forecasting interest rate payments on $110.0 million of borrowings. The six months ended June 30, 2003 include a non-cash charge of $8.9 million, due to no longer forecasting interest payments on $110.0 million of borrowings.

(2) In the first quarter of 2002, the Company recognized a non-cash impairment loss of $23.9 million, net of taxes, due to the write-off of Clipper goodwill.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                               JUNE 30      DECEMBER 31
                                                                                 2003          2002
                                                                              -----------   -----------
                                                                              (UNAUDITED)      NOTE
                                                                                   ($ THOUSANDS)
ASSETS

CURRENT ASSETS
   Cash and cash equivalents ..............................................     $  2,954     $ 39,644
   Accounts receivable, less allowances (2003 - $2,929; 2002 - $2,942) ....      134,919      130,769
   Prepaid expenses .......................................................       12,815        7,787
   Deferred income taxes ..................................................       25,076       26,443
   Other ..................................................................        3,403        3,729
                                                                                --------     --------
      TOTAL CURRENT ASSETS ................................................      179,167      208,372

PROPERTY, PLANT AND EQUIPMENT
   Land and structures ....................................................      225,627      223,107
   Revenue equipment ......................................................      359,561      343,100
   Service, office and other equipment ....................................       95,787       91,054
   Leasehold improvements .................................................       12,383       12,983
                                                                                --------     --------
                                                                                 693,358      670,244
   Less allowances for depreciation and amortization ......................      349,296      330,841
                                                                                --------     --------
                                                                                 344,062      339,403

INVESTMENT IN WINGFOOT ....................................................           --       59,341

PREPAID PENSION COSTS .....................................................       38,452       29,017

OTHER ASSETS ..............................................................       61,302       53,225

ASSETS HELD FOR SALE ......................................................        3,063        3,203

GOODWILL, less accumulated amortization (2003 and 2002 - $32,037) .........       63,859       63,811
                                                                                --------     --------

                                                                                $689,905     $756,372
                                                                                ========     ========

Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS - CONTINUED
--------------------------------------------------------------------------------

                                                                                 JUNE 30      DECEMBER 31
                                                                                  2003           2002
                                                                               -----------    -----------
                                                                               (UNAUDITED)       NOTE
                                                                                     ($ THOUSANDS)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Bank overdraft and drafts payable ......................................     $   4,504      $   7,808
   Accounts payable .......................................................        68,049         58,442
   Federal and state income taxes .........................................         2,001          5,442
   Accrued expenses .......................................................       128,200        123,294
   Current portion of long-term debt ......................................           336            328
                                                                                ---------      ---------
      TOTAL CURRENT LIABILITIES ...........................................       203,090        195,314

LONG-TERM DEBT, less current portion ......................................        19,714        112,151

FAIR VALUE OF INTEREST RATE SWAP ..........................................         9,022          9,853

OTHER LIABILITIES .........................................................        63,023         59,938

DEFERRED INCOME TAXES .....................................................        27,352         23,656

FUTURE MINIMUM RENTAL COMMITMENTS, NET
  (as of June 30, 2003 - $42,456) .........................................            --             --

OTHER COMMITMENTS AND CONTINGENCIES .......................................            --             --

STOCKHOLDERS' EQUITY
   Common stock, $.01 par value, authorized 70,000,000 shares;
      issued 2003: 25,020,681; 2002: 24,972,086 shares ....................           250            250
   Additional paid-in capital .............................................       212,048        211,567
   Retained earnings ......................................................       164,935        154,455
   Treasury stock, at cost, 2003:  259,782 shares; 2002:  59,782 shares ...        (5,807)          (955)
   Accumulated other comprehensive loss ...................................        (3,722)        (9,857)
                                                                                ---------      ---------
      TOTAL STOCKHOLDERS' EQUITY ..........................................       367,704        355,460
                                                                                ---------      ---------

                                                                                $ 689,905      $ 756,372
                                                                                =========      =========


Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                            SIX MONTHS ENDED
                                                                                 JUNE 30
                                                                            2003           2002
                                                                         ---------      ---------
                                                                                ($ THOUSANDS)
OPERATING ACTIVITIES
   Net income (loss) ...............................................     $  14,456      $ (15,992)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
      Change in accounting principle, net of tax ...................            --         23,935
      Depreciation and amortization ................................        24,453         24,574
      Other amortization ...........................................           173            102
      Provision for losses on accounts receivable ..................           760            779
      Provision for deferred income taxes ..........................         4,052          7,550
      Fair value of interest rate swap .............................         9,022             --
      Loss on sales of assets and other ............................           190             85
      Gain on sale of Wingfoot .....................................       (12,060)            --
      Changes in operating assets and liabilities:
         Receivables ...............................................        (4,835)       (14,859)
         Prepaid expenses ..........................................        (5,028)        (5,935)
         Other assets ..............................................       (18,105)         1,504
         Accounts payable, bank drafts payable, taxes payable,
           accrued expenses and other liabilities ..................        12,438         12,646
                                                                         ---------      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..........................     $  25,516      $  34,389
                                                                         ---------      ---------

INVESTING ACTIVITIES
   Purchases of property, plant and equipment,
     less capitalized leases and notes payable .....................       (28,718)       (26,621)
   Proceeds from asset sales .......................................         1,320          2,814
   Proceeds from sale of Wingfoot ..................................        71,309             --
   Capitalization of internally developed software and other .......        (1,803)        (2,707)
                                                                         ---------      ---------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES ...................        42,108        (26,514)
                                                                         ---------      ---------

FINANCING ACTIVITIES
   Borrowings under revolving credit facilities ....................       100,300         60,500
   Payments under revolving credit facilities ......................      (192,500)       (60,500)
   Payments on long-term debt ......................................          (229)       (11,214)
   Retirement of bonds .............................................            --         (4,983)
   Net increase (decrease) in bank overdraft .......................        (3,539)         1,889
   Dividends paid on common stock ..................................        (3,977)            --
   Purchase of treasury stock ......................................        (4,852)            --
   Other, net ......................................................           483          1,765
                                                                         ---------      ---------
NET CASH USED BY FINANCING ACTIVITIES ..............................      (104,314)       (12,543)
                                                                         ---------      ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS ..........................       (36,690)        (4,668)
   Cash and cash equivalents at beginning of period ................        39,644         14,860
                                                                         ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .........................     $   2,954      $  10,192
                                                                         =========      =========

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS (UNAUDITED)

--------------------------------------------------------------------------------

                                                 THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                       JUNE 30                                      JUNE 30
                                          2003                     2002                  2003                     2002
                                        ---------               ---------              ---------               ---------
                                                                         ($ THOUSANDS)
OPERATING REVENUES

ABF Freight System, Inc.(1)
   LTL ............................     $ 310,562               $ 282,656              $ 610,741               $ 547,506
   TL .............................        26,591                  25,404                 50,629                  49,195
                                        ---------               ---------              ---------               ---------
   Total ..........................       337,153                 308,060                661,370                 596,701
                                        ---------               ---------              ---------               ---------

Clipper ...........................        32,974                  30,366                 61,466                  56,235
Other revenues and
  eliminations ....................         7,748                   6,711                 14,616                  12,399
                                        ---------               ---------              ---------               ---------
Total consolidated
  operating revenues ..............     $ 377,875               $ 345,137              $ 737,452               $ 665,335
                                        =========               =========              =========               =========

OPERATING EXPENSES AND COSTS

ABF FREIGHT SYSTEM, INC. (1)
   Salaries and wages .............     $ 224,287      66.5%    $ 208,893      67.8%   $ 442,230      66.9%    $ 408,424       68.4%
   Supplies and expenses ..........        44,478      13.2        38,840      12.6       88,226      13.3        74,205       12.4
   Operating taxes and
     licenses .....................        10,045       3.0         9,990       3.2       19,728       3.0        19,853        3.3
   Insurance ......................         6,049       1.8         5,212       1.7       11,642       1.8        11,146        1.9
   Communications and
     utilities ....................         3,658       1.1         3,295       1.1        7,469       1.1         6,738        1.1
   Depreciation and
     amortization .................        10,215       3.0        10,307       3.3       20,672       3.1        20,746        3.5
   Rents and purchased
     transportation ...............        22,681       6.7        18,437       6.0       43,829       6.6        36,165        6.1
   Other ..........................         1,085       0.4           736       0.3        1,703       0.3         1,597        0.3
   (Gain) loss on sale of
     equipment ....................            74        --          (158)     (0.1)         201        --          (224)        --
                                        ---------   -------     ---------   -------    ---------   -------     ---------   --------
                                          322,572      95.7%      295,552      95.9%     635,700      96.1%      578,650       97.0%
                                        ---------   -------     ---------   -------    ---------   -------     ---------   --------

CLIPPER
   Cost of services ...............        28,210      85.6%       25,672      84.5%      53,188      86.5%       48,487       86.2%
   Selling, administrative
     and general ..................         4,041      12.2         3,824      12.6        8,043      13.1         7,616       13.6
   (Gain) loss on sale of
     equipment ....................            (3)       --            59       0.2           (4)       --            64        0.1
                                        ---------   -------     ---------   -------    ---------   -------     ---------   --------
                                           32,248      97.8%       29,555      97.3%      61,227      99.6%       56,167       99.9%
                                        ---------   -------     ---------   -------    ---------   -------     ---------   --------

Other expenses and
  eliminations ....................         9,515                   6,773                 17,131                  12,443
                                        ---------               ---------              ---------               ---------

Total consolidated operating
  expenses and costs ..............     $ 364,335               $ 331,880              $ 714,058               $ 647,260
                                        =========               =========              =========               =========

OPERATING INCOME (LOSS)

ABF Freight System, Inc. (1) ......     $  14,581               $  12,508              $  25,670               $  18,051
Clipper ...........................           726                     811                    239                      68
Other income (loss) and
  eliminations ....................        (1,767)                    (62)                (2,515)                    (44)
                                        ---------               ---------              ---------               ---------
Total consolidated
  operating income ................     $  13,540               $  13,257              $  23,394               $  18,075
                                        =========               =========              =========               =========


(1)  Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ARKANSAS BEST CORPORATION
FINANCIAL STATISTICS (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                             ROLLING TWELVE MONTHS
                                                                                                     ENDED
                                                                                                  JUNE 30, 2003
                                                                                             ---------------------
FINANCIAL STATISTICS

After-Tax Return on Stockholders' Equity (net income / average equity)............                   13.63%

Debt to Equity Ratio .............................................................                    0.05:1

After-Tax Return on Capital Employed (1)..........................................                   13.19%

(1)  (Net income + interest after tax) / (average total debt + average equity)

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
--------------------------------------------------------------------------------

                                             THREE MONTHS ENDED JUNE 30                   SIX MONTHS ENDED JUNE 30
                                            2003         2002     % CHANGE             2003         2002       % CHANGE
                                        -----------  -----------  --------          ----------   ----------    --------
Billed Revenue* / CWT        LTL        $     23.49  $     21.83     7.6%           $     23.54  $     21.61      9.0%
                             TL         $      8.41  $      7.62    10.4%           $      8.39  $      7.65      9.7%
                             Total      $     20.58  $     18.92     8.8%           $     20.68  $     18.78     10.1%

Billed Revenue* / CWT        LTL        $     22.71  $     21.41     6.1%           $     22.63  $     21.30      6.2%
(without fuel surcharge)     TL         $      8.26  $      7.54     9.6%           $      8.20  $      7.59      8.0%
                             Total      $     19.92  $     18.57     7.3%           $     19.91  $     18.52      7.5%

Billed Revenue* / Shipment   LTL        $    229.23  $    217.28     5.5%           $    228.78  $    215.92      6.0%
                             TL         $  1,371.05  $  1,244.05    10.2%           $  1,360.20  $  1,247.33      9.0%
                             Total      $    245.35  $    233.15     5.2%           $    244.34  $    231.72      5.4%

Billed Revenue* / Shipment   LTL        $    221.62  $    213.08     4.0%           $    219.90  $    212.83      3.3%
(without fuel surcharge)     TL         $  1,345.54  $  1,230.72     9.3%           $  1,329.92  $  1,237.22      7.5%
                             Total      $    237.48  $    228.81     3.8%           $    235.16  $    228.52      2.9%

Tonnage                      LTL            663,275      650,390     2.0%             1,302,472    1,272,494      2.4%
(tons)                       TL             158,608      167,379    (5.2)%              303,026      322,975     (6.2)%
                                        -----------  -----------                    -----------  -----------
                             Total          821,883      817,769     0.5%             1,605,498    1,595,469      0.6%

Shipments**                  LTL          1,359,585    1,306,740     4.0%             2,680,678    2,546,955      5.3%
                             TL              19,463       20,512    (5.1)%               37,377       39,616     (5.7)%
                                        -----------  -----------                    -----------  -----------
                             Total        1,379,048    1,327,252     3.9%             2,718,055    2,586,571      5.1%

  * Billed Revenue does not include revenue deferral required for financial statement purposes under the Company's revenue recognition policy. Prior to the third quarter 2002, the Company reported revenue per hundredweight statistics using financial statement revenue recognized on a relative transit time basis.

 ** LTL and total shipment counts for the three and six months ended June 30, 2002 reflect the correction of an insignificant reporting error that appeared in the second quarter 2002 earnings press release.

There were 64 workdays in the three months ended June 30, 2003 and in the three months ended June 30, 2002. There were 127 workdays in the six months ended June 30, 2003 and in the six months ended June 30, 2002. Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.


Contact:          Mr. David E. Loeffler, Vice President, Chief Financial Officer
                    and Treasurer
                  Telephone: (479) 785-6157

                  Mr. David Humphrey, Director of Investor Relations
                  Telephone: (479) 785-6200

                                 END OF RELEASE